UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

SKKYNET CLOUD SYSTEMS, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-54747	45-3757848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Bay Street-Suite 1100, Toronto, Ontario, Canada	M5J 2N8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 628-2028

_________________________________________________________
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)       On March 1, 2013 sent a letter to Hood & Associates, CPAs, P.C. in which they confirmed the termination of the client-auditor relationship.

There were no disagreements (as defined in Item 304 of Regulation S-K) with Hood & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hood & Associates, would have caused it to make reference in connection with its opinion to the subject matter of the disagreement. The report of Hood & Associates did state that there was substantial doubt about the Company’s ability to continue as a going concern.

We provided Hood & Associates with a copy of the above disclosures and requested that Hood & Associates provide us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosures.

(b)       Engagement of new independent registered public accounting firm.

On March 1, 2013 our Board of Directors engaged MaloneBailey LLP, as its independent registered public accounting firm.

During the Company’s most recent fiscal year end and the interim periods preceding the engagement of MaloneBailey LLP, and through March 1, 2013 neither the Company nor anyone acting on our behalf, has consulted with MaloneBailey LLP regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement between the Company and Hood & CO.as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 16.1 Letter from Hood & Associates*

To be filed by amendment*

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKKYNET CLOUD SYSTEMS, INC.

Dated: March 4, 2013	By:	/s/ Paul Thomas
Name: Paul Thomas
Title: President

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